As filed with the Securities and Exchange Commission on December 18, 2003

                                                     Registration No.333-
      ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                         NATIONAL PENN BANCSHARES, INC.
               (Exact name of issuer as specified in its charter)

           Pennsylvania                                   23-2215075
   ------------------------------                       ------------------
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                        Identification No.)

Philadelphia and Reading Avenues             Boyertown, Pennsylvania      19512
---------------------------------------      -----------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                         National Penn Bancshares, Inc.
   --------------------------------------------------------------------------
HomeTowne Heritage Bank Substitute 2000 Non-Employee Directors Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the Plan)

                                Wayne R. Weidner
                               Chairman and Chief
                                Executive Officer
                         National Penn Bancshares, Inc.
                        Philadelphia and Reading Avenues
                         Boyertown, Pennsylvania 19512
                      -------------------------------------
                     (Name and address of agent for service)

                                 (610) 369-6001
                                 --------------
          (Telephone number, including area code, of agent for service)
                                  ____________

                                   Copies to:

                        H. Anderson Ellsworth, Esquire
                        Jay W. Waldman, Esquire
                        Ellsworth, Carlton, Mixell & Waldman, P.C.
                        1105 Berkshire Boulevard
                        Suite 320
                        Wyomissing, PA  19610
                        (610) 374-1135

                         CALCULATION OF REGISTRATION FEE

      ___________________________________________________________________

                                Proposed            Proposed
  Title of     Amount           maximum             maximum        Amount of
 securities     to be           offering            aggregate      Registration
  to be       registered        price               offering       fee
registered      (1)             per share(2)        price (2)
      ___________________________________________________________________


Common        24,377            $24.20              $493,742       $40.00
Stock           shares
(without      (with Rights)
par value)
(and associated
Stock Purchase
Rights) (3)
      ___________________________________________________________________


(1) In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.

(2) Shares are being registered for National Penn stock options issued in substitution for HomeTowne Heritage Bank stock options. The offering (exercise) price per share has been computed and is fixed according to the agreement and plan of merger with HomeTowne Heritage Bank. The exercise price ranges from $12.10 to $24.20 per share. The maximum aggregate offering price has been computed pursuant to Rule 457(h)(1) based on the fixed exercise prices of the substitute stock options.

(3) Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
         Registration Statement:

(a) National Penn's Annual Report on Form 10-K for the year ended December 31, 2002.

(b) National Penn's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(c) National Penn's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(d) National Penn's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

(e) National Penn's Current Reports on Form 8-K filed with the SEC on December 10, 2003 and December 16, 2003.

(f) All other reports filed by National Penn pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2002.

(g) The description of National Penn's common stock contained in National Penn's Registration Statement on Form 8-A dated February 24, 1983, and any amendment or report filed for the purpose of updating such description, filed pursuant to the Exchange Act.

(h) The description of National Penn's Shareholder Rights Plan contained in National Penn's Registration Statement on Form 8-A dated September 11, 1989, as amended by Amendment No. 1 to Form 8-A dated August 21, 1999, filed pursuant to the Exchange Act.

         All documents subsequently filed by National Penn pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Certain legal matters in connection with the Plan have been passed upon for National Penn by the law firm of Ellsworth, Carlton, Mixell & Waldman, P.C., Wyomissing, Pennsylvania. As of December 18, 2003, attorneys in the law firm of Ellsworth, Carlton, Mixell & Waldman, P.C. own, directly or indirectly, a total of 2,500 shares of National Penn's common stock.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of a corporation's shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to act unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         National Penn's bylaws provide for (1) indemnification of directors, officers, employees, and agents of the Registrant and of its subsidiaries, and
(2) the elimination of a director's liability for monetary damages, each to the full extent permitted by Pennsylvania law.

         Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by National Penn.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

        4.1     National  Penn   Bancshares,   Inc.   HomeTowne   Heritage  Bank
                Substitute 2000 Non-Employee Directors Stock Option Plan.

        4.2 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to Exhibit 4.1 to National Penn's Report on Form 8-K dated August 21, 1999).


        4.3 Articles of Incorporation, as amended, of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to National Penn's Registration Statement No. 333-88536 on Form S-3, as filed on May 17, 2002).

        4.4 Bylaws, as amended, of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to National Penn's Current Report on Form 8-K dated April 24, 2002, as filed on April 29, 2002).

        5 Opinion re: Legality and Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to National Penn.

        23.1    Consent of Grant Thornton LLP.

        23.2 Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to National Penn (included in Exhibit 5).

        24      Power of Attorney.

Item 9.  Undertakings.
         -------------

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 18th day of December 2003.

                                             NATIONAL PENN BANCSHARES, INC.
                                             (Registrant)


                                             By   /s/ Wayne R. Weidner
                                                  ------------------------------
                                                  Wayne R. Weidner,
                                                  Chairman and
                                                  Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title
         ---------                          -----


/s/Gary L. Rhoads            Treasurer                                                            December 18, 2003
------------------           (Principal Financial
Gary L. Rhoads               and Accounting Officer)



/s/John H. Body              Director                                                             December 18, 2003
-------------------------
John H. Body


/s/J. Ralph Borneman, Jr.    Director                                                             December 18, 2003
-------------------------
J. Ralph Borneman, Jr.


/s/                          Director                                                             December 18, 2003
-------------------------
Frederick H. Gaige

/s/ Fred D. Hafer            Director                                                             December 18, 2003
-------------------------
Fred D. Hafer


/s/John W. Jacobs            Director                                                             December 18, 2003
-------------------------
John W. Jacobs


 /s/Frederick P. Krott       Director                                                             December 18, 2003
-------------------------
Frederick P. Krott




/s/Patricia L. Langiotti     Director                                                             December 18, 2003
-------------------------
Patricia L. Langiotti


/s/Kenneth A. Longacre       Director                                                             December 18, 2003
-------------------------
Kenneth A. Longacre


/s/Glenn E. Moyer            Director                                                             December 18, 2003
-------------------------
Glenn E. Moyer


/s/Alexander Rankin          Director                                                             December 18, 2003
-------------------------
Alexander Rankin


/s/Robert E. Rigg            Director                                                             December 18, 2003
-------------------------
Robert E. Rigg


/s/C. Robert Roth            Director                                                             December 18, 2003
-------------------------
C. Robert Roth


/s/John C. Spier             Director                                                             December 18, 2003
-------------------------
John C. Spier


/s/Wayne R. Weidner          Director, Chairman and                                               December 18, 2003
-------------------------    Chief Executive Officer (Principal
Wayne R. Weidner             Executive Officer)


                                  EXHIBIT INDEX

     Exhibit
     --------


        4.1     National  Penn   Bancshares,   Inc.   HomeTowne   Heritage  Bank
                Substitute 2000  Non-Employee  Director  Stock Option Plan.

        4.2 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to Exhibit 4.1 to National Penn's Report on Form 8-K dated August 21, 1999).

        4.3 Articles of Incorporation, as amended, of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to National Penn's Registration Statement No. 333-88536 on Form S-3, as filed on May 17, 2002).

        4.4 Bylaws, as amended, of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to National Penn's Current Report on Form 8-K dated April 24, 2002, as filed on April 29, 2002).

        5 Opinion re: Legality and Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to National Penn.

        23.1    Consent of Grant Thornton LLP.

        23.2 Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to National Penn (included in Exhibit 5).

        24      Power of Attorney.